EXHIBIT 2.1
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                            AMENDMENT NUMBER ONE
                                     TO
                        AGREEMENT AND PLAN OF MERGER

             AMENDMENT NUMBER ONE TO AGREEMENT AND PLAN OF MERGER, dated as of February 3, 2001, by and among EIMO OYJ, a company organized under the laws of the Republic of Finland ("Parent"), SPARTAN
   ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and TRIPLE S PLASTICS, INC., a Michigan corporation (the "Company").

             WHEREAS, the parties hereto entered into that certain "Agreement and Plan of Merger" dated as of July 13, 2000 (the
   "Original Agreement"); and

             WHEREAS, the parties desire to make certain amendments to the Original Agreement as set forth herein.

             NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties intending to be legally bound hereby, agree as follows:

             1.   AMENDMENTS TO ORIGINAL AGREEMENT.  The Original
   Agreement is hereby amended as follows:

                  (a) All reference in the Original Agreement to the "Lock-Up Agreement" shall mean the Lock-Up Agreement in the form of
   EXHIBIT 1.6(e) to the Original Agreement, as amended by Amendment Number One thereto, the form of which is attached as APPENDIX A to this Amendment.

                  (b) Section 2.1(d) of Article II of the Original Agreement is hereby amended by striking such section in its entirety and inserting in lieu thereof the following:

                       "(d) EXCHANGE RATIO.  The Exchange Ratio shall be
             6.45."

                  (c) The Original Agreement is hereby further modified as necessary to reflect that the Exchange Ratio is fixed.

                  (d) Section 5.6(c) is hereby amended by inserting at the beginning of such subsection to be part of the first sentence thereof the words "If required under the HSR Act,".

                  (e) Section 5.7, EMPLOYEE STOCK OPTIONS, is hereby amended by striking Section 5.7(a) in its entirety and inserting in lieu thereof the following:





                       "(a)  As of the Effective Time (i) each
             outstanding Company Employee Stock Option, and any other Company Option (together, the "Adjusted Options") shall be exchanged for an option to purchase the number of Parent ADSs derived by multiplying the number of Shares subject to such Company Employee Stock Option or other Company Option immediately prior to the Effective Time by the Exchange Ratio and dividing the result by two (rounded to the nearest whole number of Parent ADSs), at an exercise price per Parent ADS equal to (X) the exercise price for each such Share subject to such option (Y) divided by the Exchange Ratio (Z) with the result multiplied by two (rounded down to the nearest whole cent), and all references in each such option to the Company shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of the Company under the Company Stock Plans. The other terms of each Adjusted Option, and the plans under which they were issued, shall continue to apply in accordance with their terms, subject to SECTION 5.7(d)."

             (f) Section 5.14, GOVERNANCE MATTERS, shall be amended by striking such section in its entirety and inserting in lieu thereof the following

             "5.14     GOVERNANCE MATTERS.  Prior to the Effective Time,
        the Board of Directors of Parent shall take all necessary action to (i) cause the resignations of (or will cause the removal of, if resignations are not tendered) of Elmar Paananen plus one other current Director of Parent as directors of Parent, and
        (ii) appoint A. Christian Schauer, Daniel B. Canavan and Evan C. Harter, to serve as members of such Board of Directors of Parent, effective as of the Effective Time, until the first annual meeting of Parent Shareholders following the Effective Time. Further, in connection with the 2001 annual meeting of Parent shareholders, the Board of Directors of Parent shall take all necessary action to nominate seven persons to serve on the Board of Directors of Parent for the period ending with the 2002 annual meeting of Parent shareholders, which nominees shall include A. Christian Schauer, Daniel B. Canavan and Evan C. Harter. There is no commitment or obligation of Parent or its shareholders whatsoever regarding the members of the Board of Directors of Parent from and after the 2002 annual meeting of Parent Shareholders."

                  (g) Section 7.1(d)(i) shall be amended striking the reference therein to "February 28, 2001" and inserting in lieu thereof the date "June 30, 2001." As a result of such change, the "Termination Date" as defined and used in the Original Agreement shall mean and refer to June 30, 2001.




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                  (h)  Section 7.3, PAYMENT OF CERTAIN FEES AND EXPENSES,
   shall be amended by striking Section 7.3(b) in its entirety and inserting in lieu thereof the following:

                       "(b)  If this Agreement is terminated by Parent in
             accordance with SECTION 7.1(b)(i) as a result of a willful breach by the Company, or is terminated by Parent in accordance with SECTION 7.1(b)(ii), or SECTION 7.1(b)(iii), then the Company shall pay to Parent the Termination Fee and its Expenses. If this Agreement is terminated by Parent in accordance with SECTION 7.1(b)(iv), then Parent shall pay to the Company the Termination Fee and its Expenses. If this Agreement is terminated by Parent in accordance with SECTION 7.1(b)(i) hereof as a result of a non-willful breach by Company, then the Company shall pay to Parent its Expenses."

                  (i) Section 8.1, DEFINITIONS, is hereby amended by adding the following definition:

             "Parent Average Price" shall mean the average, for a period consisting of the fifteen (15) consecutive Trading Days ending on (and including) the last Trading Day prior to the Company Shareholders Meeting (as herein defined), of the volume-weighted daily average price, as reported in the Financial Times, U.S. Edition, or if not reported therein, another authoritative source, expressed in Euros for a single Parent Ordinary Share on the HSE, converted into U.S. Dollars at the Exchange Rate for such date."

             2. CONFIRMATION OF ADS RATIO. The parties confirm that they have agreed that each Parent ADS shall represent two Parent Ordinary Shares.

             3. CONFIRMATION OF AGREEMENT. Except as otherwise set forth herein, the Original Agreement shall continue in full force and effect. All capitalized terms not defined herein which are defined in the Original Agreement shall have the meaning ascribed to them in the Original Agreement.

             4. COUNTERPARTS, TELECOPIER. This Amendment Number One to the Original Agreement and Amendment Number One to the Lock-Up Agreement referred to herein may be executed in one or more counterparts, all of which together shall be considered one and the same agreement. Transmission by telecopier of an executed counterpart of a signature page to this Amendment Number One and Amendment Number One to the Lock-Up Agreement shall be deemed to constitute due and sufficient delivery of such counterparts.






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             IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      EIMO OYJ

                                      By /s/ Elmar Paananen
                                         --------------------------------
                                           Name:  Elmar Paananen
                                           Title: Executive Vice Chairman


                                      SPARTAN ACQUISITION CORP.

                                      By   /s/ Elmar Paananen
                                         --------------------------------
                                           Name:  Elmar Paananen
                                           Title: President and Secretary


                                      TRIPLE S PLASTICS, INC.

                                      By   /s/ Daniel B. Canavan
                                         --------------------------------
                                           Name:  Daniel B. Canavan
                                           Title: Chairman



























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